SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549


                             FORM 8-K

                          CURRENT REPORT
              PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

                       ____________________

Date of Report (Date of earliest event reported):  February 17, 2005

      English Language Learning and Instruction System, Inc.
      ------------------------------------------------------
      (Exact name of registrant as specified in its charter)



         Delaware                      0-27591               33-0836078
----------------------------   -----------------------   -------------------
(State or other jurisdiction   (Commission File Number)   (I.R.S. Employer
     of incorporation)                                   Identification No.)



                 406 West 10600 South, Suite 601
                    Salt Lake City, Utah 84095
            -----------------------------------------
             (Address of principal executive offices)

                          (801) 858-0880
                         ----------------
       (Registrant's telephone number, including area code)

                               N/A
                             --------
  (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





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ITEM 5.02. Departure of Directors or Principal Officers; Election of
           Directors; Appointment of Principal Officers.

     On February 17, 2005, certain members of the Board of Directors of English Language Learning and Instruction System, Inc., a Delaware corporation (the "Company"), resigned. Dr. Frank Otto, who was formerly the Company's Chairman of the Board of Directors and Chief Executive Officer, retired as a member of the Company's Board of Directors effective February 17, 2005. In addition, Mr. Mike Otto resigned as a member of the Company's Board of Directors effective February 17, 2005.

     In addition, also on February 17, 2005, the Company's stockholders appointed two new members to the Company's Board of Directors. Mr. David L. Warnock was appointed Chairman of the Board of Directors and Mr. Ron J. Tomalis was appointed as a member of the Company's Board of Directors. Thus, effective beginning on February 17, 2004, the Company's Board of Directors consisted of four members: Mr. Warnock, Mr. Tomalis, Dr. Fred O'Neil and Mr. Rohit Patel. Mr. Warnock is affiliated with Camden Partners Strategic Fund II-A, L.P. and Camden Partners Strategic Fund II-B, L.P., which are collectively the Company's majority stockholder.


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                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 24, 2005



                        English Language Learning and Instruction System, Inc.


                        By:  /s/ Rohit Patel
                             Rohit Patel,
                             Chief Executive Officer